UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2026

Femasys Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-40492	11-3713499
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3950 Johns Creek Court, Suite 100
Suwanee, GA 30024
(770) 500-3910
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FEMY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2026, Kenneth D. Eichenbaum, M.D., M.S.E., informed the Board of Directors (the “Board”) of Femasys Inc. (the “Company”) of his resignation as a director of the Company, effective as of that date. Dr. Eichenbaum’s resignation was in connection with Pointillist Global Macro Series of Pointillist Partners LLC’s termination of its right to nominate an individual to serve on the Board pursuant to that certain Securities Purchase Agreement, dated November 3, 2025, by and among the Company and certain accredited investors. Dr. Eichenbaum’s decision to resign was not due to any dispute or disagreement with the Company, or on any matter relating to the Company’s operations, policies or practices.

On October 30, 2026, the Board appointed John Moorhead as a director of the Company, effective as of that date. Mr. Moorhead was appointed to the Board pursuant to the board designation rights granted to Nantahala Capital Management, LLC (the “Lead Investor”) under the side letter agreement, dated as of August 7, 2026 (the “Side Letter”), between the Company and the Lead Investor, pursuant to which the Company agreed to appoint up to two individuals designated by the Lead Investor to serve on the Board. The Lead Investor’s right to designate designees is subject to certain minimum ownership thresholds of the Company’s outstanding common stock set forth in the Side Letter. The foregoing description is qualified in its entirety by reference to the Side Letter, filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on August 11, 2026.

There are no family relationships between Mr. Moorhead and any director or executive officer of the Company. Other than the board designation right described above under the Side Letter, there are no arrangements or understandings between Mr. Moorhead and any other person pursuant to which he was selected as a director.

Mr. Moorhead will be entitled to the applicable annual retainer and equity awards pursuant to the Company’s director compensation policy, under terms consistent with those previously disclosed by the Company. Mr. Moorhead will also be entitled to enter into an indemnification agreement with the Company. Mr. Moorhead will hold office as a Class II director for a term expiring at the 2029 annual meeting, at which time he will stand for election by the stockholders of the Company. The Board determined that Mr. Moorhead is an independent director for purposes of the Nasdaq listing requirements and will serve as a member of the Audit Committee and Compensation Committee of the Company.

Mr. Moorhead brings more than two decades of experience in consumer marketing, brand development, product innovation and finance. He spent 12 years at Unilever’s Seventh Generation, rising from Associate Brand Manager to Chief Marketing Officer. Most recently, Mr. Moorhead served as Head of Marketing, North America, at SBM Life Science, leading the BioAdvanced and Natria lawn and garden brands. Earlier in his career, he was a Senior Financial Analyst at CAT Partners, an investment firm. He holds a bachelor’s degree from Williams College and an MBA from Babson College.

Item 7.01.
Regulation FD Disclosure.

On October 30, 2026, the Company issued a press release announcing Mr. Moorhead’s appointment as a director of the Company. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.
Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release of the Company, dated October 30, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Femasys Inc.

	By:	/s/ Kathy Lee-Sepsick
Name: Kathy Lee-Sepsick
Title: Chief Executive Officer

Date: November 2, 2026